Exhibit 99.1
Jabil Posts Fourth Quarter and Fiscal Year 2025 Results
Provides Strong Fiscal 2026 Outlook
ST. PETERSBURG, Fla. – September 25, 2025 –Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and fiscal year ended August 31, 2025.
“Fiscal 2025 was a strong year for Jabil as we grew revenue, delivered solid core margins, increased core diluted EPS, and generated robust free cash flow,” said CEO Mike Dastoor. “Strength in AI-driven demand across capital equipment, data centers, and networking, combined with deliberate portfolio actions in Connected Living & Digital Commerce, more than offset pressures in Automotive and Renewables, highlighting the resilience of our diversified business model. These results underscore our ability to execute in a dynamic environment while continuing to advance our long-term strategy.”
Fourth Quarter of Fiscal Year 2025 Highlights:

•Net revenue: $8.3 billion
•U.S. GAAP operating income: $337 million
•U.S. GAAP diluted earnings per share: $1.99
•Core operating income (Non-GAAP): $519 million
•Core diluted earnings per share (Non-GAAP): $3.29
Fiscal Year 2025 Highlights:

•Net revenue: $29.8 billion
•U.S. GAAP operating income: $1.2 billion
•U.S. GAAP diluted earnings per share: $5.92
•Core operating income (Non-GAAP): $1.6 billion
•Core diluted earnings per share (Non-GAAP): $9.75
First Quarter of Fiscal Year 2026 Outlook:

•Net revenue	$7.7 billion to $8.3 billion
•U.S. GAAP operating income	$263 million to $343 million
•U.S. GAAP diluted earnings per share	$1.27 to $1.84 per diluted share
•Core operating income (Non-GAAP)(1)	$400 million to $460 million
•Core diluted earnings per share (Non-GAAP)(1)	$2.47 to $2.87 per diluted share

(1)Core operating income and core diluted earnings per share exclude anticipated adjustments of $17 million for amortization of intangibles (or $0.15 per diluted share) and $60 million for stock-based compensation expense and related charges (or $0.55 per diluted share) and $60 million to $40 million (or $0.50 to $0.33 per diluted share) for restructuring, severance and related charges.
“Looking ahead, in FY26 we expect revenue of approximately $31.3 billion, core operating margins of 5.6%, core diluted EPS of $11.00, and adjusted free cash flow greater than $1.3 billion,” Dastoor continued. “Jabil is well positioned to deliver sustainable value creation over the long term, with significant opportunities ahead in areas such as AI data center infrastructure, healthcare, and advanced warehouse and retail automation. We remain focused on deploying capital in ways that strengthen our capabilities and enhance shareholder returns,” he concluded.

Fiscal Year 2026 Outlook:

•Net revenue	$31.3 billion
•Core operating margin (Non-GAAP)	5.6%
•Core diluted earnings per share (Non-GAAP)	$11.00 per diluted share
•Adjusted free cash flow (Non-GAAP)	$1.3+ billion
(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, (gain) loss from the divestiture of businesses, acquisition and divestiture related charges, plus other components of net periodic benefit cost. Jabil defines core earnings as core operating income, less loss on debt extinguishment, loss (gain) on securities, other components of net periodic benefit cost, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)
Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter and full fiscal year 2025 and our guidance for future financial performance in our first quarter of fiscal year 2026 (including, net revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges and restructuring, severance and related charges); and our full year 2026 (including net revenue, core operating margin (Non-GAAP), core diluted earnings per share (Non-GAAP), the components thereof and adjusted free cash flow (Non-GAAP)); as well as statements regarding our capital deployment plans. The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter and full fiscal year 2025 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; scheduling production, managing growth and capital expenditures and maximizing the efficiency of our manufacturing capacity effectively; managing rapid declines or increases in customer demand and other related customer challenges that may occur; our dependence on a limited number of customers; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks arising from relationships with emerging companies; changes in technology and competition in our industry; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; risks associated with international sales and operations, including geopolitical uncertainties; energy price increases or shortages; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; risk arising from compliance, or failure to comply, with environmental, health and safety laws or regulations; risk arising from litigation; and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; and asset impairment); changes in financial accounting standards or policies; risk of natural disaster, climate change or other global events; and risks arising from expectations relating to environmental, social and governance considerations. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.
Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation.
The Company determines an annual normalized tax rate (“normalized core tax rate”) for the computation of the non-GAAP (core) income tax provision to provide better consistency across reporting periods. In estimating the normalized core tax rate annually, the Company utilizes a full-year financial projection of core earnings that considers the mix of earnings across tax jurisdictions, existing tax positions, and other significant tax matters. The Company may adjust the normalized core tax rate during the year for material impacts from new tax legislation or material changes to the Company’s operations.
Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.
Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the fourth quarter and full fiscal year ended August 31, 2025 and to provide an investor briefing. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.
About Jabil: At Jabil (NYSE: JBL), we are proud to be a trusted partner for the world’s top brands, offering comprehensive engineering, supply chain, and manufacturing solutions. With over 50 years of experience across industries and a vast network of over 100 sites worldwide, Jabil combines global reach with local expertise to deliver both scalable and customized solutions. Our commitment extends beyond business success as we strive to build sustainable processes that minimize environmental impact and foster vibrant and diverse communities around the globe. Discover more at www.jabil.com.
Investor Contact
Adam Berry
Senior Vice President, Investor Relations and Corporate Affairs
Adam_Berry@jabil.com
Media Contact
Timur Aydin
Senior Director, Enterprise Marketing and Communications
publicrelations@jabil.com

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	August 31, 2025
	(unaudited)	August 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,933	$2,201
Accounts receivable, net	4,039	3,533
Contract assets	1,057	1,071
Inventories, net	4,681	4,276
Prepaid expenses and other current assets	2,010	1,710
Total current assets	13,720	12,791
Property, plant and equipment, net	2,847	3,024
Operating lease right-of-use assets	462	360
Goodwill and intangible assets, net	1,114	804
Deferred income taxes	141	96
Other assets	259	276
Total assets	$18,543	$17,351
LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$499	$—
Accounts payable	7,937	6,190
Accrued expenses	5,185	5,499
Current operating lease liabilities	93	93
Total current liabilities	13,714	11,782
Notes payable and long-term debt, less current installments	2,386	2,880
Other liabilities	345	416
Non-current operating lease liabilities	388	284
Income tax liabilities	113	109
Deferred income taxes	80	143
Total liabilities	17,026	15,614
Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	3,047	2,841
Retained earnings	6,382	5,760
Accumulated other comprehensive loss	(17)	(46)
Treasury stock, at cost	(7,899)	(6,818)
Total Jabil Inc. stockholders’ equity	1,513	1,737
Noncontrolling interests	4	—
Total equity	1,517	1,737
Total liabilities and equity	$18,543	$17,351

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except for per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net revenue	$8,252	$6,964	$29,802	$28,883
Cost of revenue	7,469	6,301	27,156	26,207
Gross profit	783	663	2,646	2,676
Operating expenses:
Selling, general and administrative	287	270	1,122	1,160
Research and development	4	10	26	39
Amortization of intangibles	17	13	62	40
Restructuring, severance and related charges	37	44	181	296
Loss (gain) from the divestiture of businesses	98	2	53	(942)
Acquisition and divestiture related charges	3	6	20	70
Operating income	337	318	1,182	2,013
Loss on securities	—	—	46	—
Interest and other, net	58	65	244	262
Income before income tax	279	253	892	1,751
Income tax expense	61	115	235	363
Net income	218	138	657	1,388
Net income attributable to noncontrolling interests, net of tax	—	—	—	—
Net income attributable to Jabil Inc.	$218	$138	$657	$1,388
Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$2.03	$1.20	$6.00	$11.34
Diluted	$1.99	$1.18	$5.92	$11.17
Weighted average shares outstanding:
Basic	107.5	115.1	109.5	122.4
Diluted	109.2	116.7	110.9	124.3

JABIL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Fiscal Year Ended
	August 31, 2025	August 31, 2024
Cash flows provided by operating activities:
Net income	$657	$1,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	674	696
Restructuring and related charges	88	95
Recognition of stock-based compensation expense and related charges	107	89
Deferred income taxes	(124)	(64)
Loss (gain) from the divestiture of businesses	53	(942)
Other, net	(2)	(18)
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(504)	(200)
Contract assets	22	(32)
Inventories	(431)	1,179
Prepaid expenses and other current assets	(310)	(587)
Other assets	(16)	6
Accounts payable, accrued expenses and other liabilities	1,426	106
Net cash provided by operating activities	1,640	1,716
Cash flows (used in) provided by investing activities:
Acquisition of property, plant and equipment	(468)	(784)
Proceeds and advances from sale of property, plant and equipment	146	123
Cash paid for business and intangible asset acquisitions, net of cash	(392)	(90)
Proceeds from the divestiture of businesses, net of cash	7	2,108
Other, net	(7)	(6)
Net cash (used in) provided by investing activities	(714)	1,351
Cash flows used in financing activities:
Borrowings under debt agreements	1,844	1,992
Payments toward debt agreements	(1,986)	(2,103)
Payments to acquire treasury stock	(1,000)	(2,500)
Dividends paid to stockholders	(36)	(42)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	62	58
Treasury stock minimum tax withholding related to vesting of restricted stock	(42)	(68)
Other, net	(46)	(5)
Net cash used in financing activities	(1,204)	(2,668)
Effect of exchange rate changes on cash and cash equivalents	10	(2)
Net (decrease) increase in cash and cash equivalents	(268)	397
Cash and cash equivalents at beginning of period	2,201	1,804
Cash and cash equivalents at end of period	$1,933	$2,201

JABIL INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(in millions, except for per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Operating income (U.S. GAAP)	$337	$318	$1,182	$2,013
Amortization of intangibles	17	13	62	40
Stock-based compensation expense and related charges	23	17	107	89
Restructuring, severance and related charges(1)	37	44	181	296
Net periodic benefit cost (credit)	6	(1)	7	6
Business interruption and impairment charges, net(2)	(2)	2	8	16
Loss (gain) from the divestiture of businesses(3)	98	2	53	(942)
Acquisition and divestiture related charges	3	6	20	70
Adjustments to operating income	182	83	438	(425)
Core operating income (Non-GAAP)	$519	$401	$1,620	$1,588
Net income attributable to Jabil Inc. (U.S. GAAP)	$218	$138	$657	$1,388
Adjustments to operating income	182	83	438	(425)
Loss on securities(4)	—	—	46	—
Net periodic benefit (cost) credit	(6)	1	(7)	(6)
Adjustments for taxes	(34)	48	(52)	99
Core earnings (Non-GAAP)	$360	$270	$1,082	$1,056
Diluted earnings per share (U.S. GAAP)	$1.99	$1.18	$5.92	$11.17
Diluted core earnings per share (Non-GAAP)	$3.29	$2.30	$9.75	$8.49
Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	109.2	116.7	110.9	124.3

(1)Charges recorded during the three months and fiscal years ended August 31, 2025 and 2024, primarily related to the 2025 Restructuring Plan and 2024 Restructuring Plan, respectively.
(2)Charges recorded during the fiscal year ended August 31, 2025, relate primarily to costs associated with damage from Hurricanes Helene and Milton, which impacted our operations in St. Petersburg, Florida and Asheville and Hendersonville, North Carolina. Charges recorded during the fiscal year ended August 31, 2024, related to costs associated with product quality liabilities.
(3)Charges recorded during the three months and fiscal year ended August 31, 2025, relate primarily to a pre-tax loss of $97 million recognized for the divestiture of our operations in Italy. We completed the divestiture of our Mobility Business and recorded a pre-tax gain of $942 million during the fiscal year ended August 31, 2024. Certain post-closing adjustments were realized in March 2025, which resulted in the recognition of a $54 million pre-tax gain during the fiscal year ended August 31, 2025.
(4)Charges recorded during the fiscal year ended August 31, 2025, relate to an impairment of an investment in Preferred Stock.

JABIL INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
ADJUSTED FREE CASH FLOW
(in millions)
(Unaudited)

	Fiscal Year Ended
	August 31, 2025	August 31, 2024
Net cash provided by operating activities (U.S. GAAP)	$1,640	$1,716
Acquisition of property, plant and equipment (“PP&E”)(1)	(468)	(784)
Proceeds and advances from sale of PP&E(1)	146	123
Adjusted free cash flow (Non-GAAP)	$1,318	$1,055

(1)Certain customers co-invest in PP&E with us. As we acquire PP&E, we recognize the cash payments in acquisition of PP&E. When our customers reimburse us and obtain control, we recognize the cash receipts in proceeds and advances from the sale of PP&E.